Exhibit 32


             SECTION 906 CERTIFICATION PURSUANT TO 18 U.S.C. ss.1350

I, Dennis W. Doll, hereby certify that, to the best of my knowledge, the periodic report being filed herewith containing financial statements fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and that information contained in said periodic report fairly presents, in all material respects, the financial condition and results of operations of Middlesex Water Company for the period covered by said periodic report.


                                                       /s/ Dennis W. Doll
                                                       -----------------------
                                                           Dennis W. Doll
                                                       Chief Executive Officer


Date:  May 8, 2006


A signed original of this written statement required by Section 906 has been provided to Middlesex Water Company and will be retained by Middlesex Water
Company and furnished to the Securities and Exchange Commission or its staff upon request.